                                                                   EXHIBIT 4.6.3


                                 THIRD AMENDMENT
                                       TO
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (herein called this "Amendment") made as of September 20, 2002 by and among Chesapeake Exploration Limited Partnership, an Oklahoma limited partnership ("Borrower"), Chesapeake Energy Corporation, an Oklahoma corporation ("Company"), Bear Stearns Corporate Lending Inc., as syndication agent ("Syndication Agent"), Union Bank of California, N.A., as administrative agent and collateral agent ("Administrative Agent"), and the several banks and other financial institutions or entities parties hereto ("Lenders").

                                   WITNESSETH:

         WHEREAS, Borrower, Company, Syndication Agent, Administrative Agent and Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of June 11, 2001 (as amended, supplemented, or restated to the date hereof, the "Original Agreement"), for the purpose and consideration therein expressed, whereby Lenders became obligated to make loans to Borrower as therein provided; and

         WHEREAS, Borrower, Company, Syndication Agent, Administrative Agent and Lenders desire to amend the Original Agreement as set forth herein;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

                                   ARTICLE I.

                           Definitions and References

         Section 1.1. Terms Defined in the Original Agreement. Unless the context otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement shall have the same meanings whenever used in this Amendment.

         Section 1.2. Other Defined Terms. Unless the context otherwise requires, the following terms when used in this Amendment shall have the meanings assigned to them in this Section 1.2.


                  "Amendment" means this Third Amendment to Second Amended and Restated Credit Agreement.


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                  "Credit Agreement" means the Original Agreement as amended hereby.

                                   ARTICLE II.

                                    Amendment

         Section 2.1. Restricted Payments. Paragraph (c) of Section 7.6 of the Original Agreement is hereby amended to replace the reference to "$10,000,000" with "$25,000,000".

                                  ARTICLE III.

                           Conditions of Effectiveness

         Section 3.1. Effective Date. This Amendment shall become effective as of the date first above written when and only when:

         (a) Administrative Agent shall have received, at Administrative Agent's office, duly executed and delivered and in form and substance satisfactory to Administrative Agent, all of the following:

                  (i) this Amendment;

                  (ii) an "Omnibus Certificate" of the Secretary and of the Chairman of the Board or President of the general partner of Borrower, which shall contain the names and signatures of the officers of the general partner of Borrower authorized to execute Loan Documents and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions attached thereto duly adopted by the Board of Directors of the general partner of Borrower and in full force and effect at the time this Amendment is entered into, authorizing the execution of this Amendment and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein,
         (2) a copy of the charter documents of Borrower and of the general partner of Borrower and all amendments thereto, certified by the appropriate official of the Borrower's state and general partner's state of organization, and (3) a copy of any bylaws of the general partner of Borrower previously delivered to Agent and Lenders in connection with the Original Agreement (which may, with respect to any such charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement);

                  (iii) a "Compliance Certificate" of the Chairman of the Board or President and of the chief financial officer of the Company, which shall contain (1) a certification by such officers as to the satisfaction of the conditions set out in subsections (a), (b), and (c) of Section 5.2 of the Original Agreement and (2) the calculations required to determine the Senior Debt Limit (along with the supporting documentation described in Section 5.2(c) of the Original Agreement);

                  (iv) documents similar to those specified in subsection (ii) of this Section with respect to each Subsidiary Guarantor (which may, with respect to charter documents or bylaws, reference documents previously delivered in connection with the Original Agreement); and

                  (v) such other supporting documents as Administrative Agent may reasonably request.

         (b) Borrower shall have paid, in connection with such Loan Documents, all recording, handling, amendment and other fees required to be paid to Administrative Agent pursuant to any Loan Documents.

         (c) Borrower shall have paid, in connection with such Loan Documents, all other fees and reimbursements to be paid to Administrative Agent pursuant to any Loan Documents, or otherwise due Administrative Agent and including fees and disbursements of Administrative Agent's attorneys.

                                   ARTICLE IV.

                         Representations and Warranties

         Section 4.1. Representations and Warranties of Borrower. In order to induce each Lender to enter into this Amendment, Borrower represents and warrants to each Lender that:

         (a) The representations and warranties contained in Section 4 of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Credit Agreement.

         (b) The Company and Borrower are duly authorized to execute and deliver this Amendment and are and will continue to be duly authorized to borrow monies and to perform their respective obligations under the Credit Agreement. The Company and Borrower have duly taken all corporate or partnership action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of the obligations of the Company and Borrower hereunder.

         (c) The execution and delivery by the Company and Borrower of this Amendment, the performance by the Company and Borrower of its obligations hereunder and the consummation of the transactions contemplated hereby do not and will not conflict with any provision of law, statute, rule or regulation or of the certificate of incorporation, bylaws, or agreement of limited partnership of the Company or Borrower (as applicable), or of any material agreement, judgment, license, order or permit applicable to or binding upon the Company or

Borrower, or result in the creation of any lien, charge or encumbrance upon any assets or properties of the Company or Borrower. Except for those which have been obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by the Company and Borrower of this Amendment or to consummate the transactions contemplated hereby.

         (d) When duly executed and delivered, each of this Amendment and the Credit Agreement will be a legal and binding obligation of the Company and Borrower, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors' rights and by equitable principles of general application.

         (e) The audited annual consolidated financial statements of the Company dated as of December 31, 2001 and the unaudited quarterly consolidated financial statements of the Company dated as of June 30, 2002 fairly present the consolidated financial position at such dates and the consolidated statement of operations and the changes in consolidated financial position for the periods ending on such dates for the Company. Copies of such financial statements have heretofore been delivered to each Lender. Since such dates no material adverse change has occurred in the financial condition or businesses or in the consolidated financial condition or businesses of the Company.

                                   ARTICLE V.

                                  Miscellaneous

         Section 5.1. Ratification of Agreements. The Original Agreement as hereby amended is hereby ratified and confirmed in all respects. Any reference to the Credit Agreement in any Loan Document shall be deemed to be a reference to the Original Agreement as hereby amended. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Credit Agreement, the Notes, or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement, the Notes or any other Loan Document.

         Section 5.2. Survival of Agreements. All representations, warranties, covenants and agreements of Borrower herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of the Loans, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by the Company, Borrower or any Subsidiary Guarantor hereunder or under the Credit Agreement to any Lender shall be deemed to constitute representations and warranties by, and/or agreements and covenants of, such Loan Party under this Amendment and under the Credit Agreement.

         Section 5.3. Loan Documents. This Amendment is a Loan Document, and all provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

         Section 5.4. Governing Law. This Amendment shall be governed by and construed in accordance the laws of the State of New York and any applicable laws of the United States of America in all respects, including construction, validity and performance.

         Section 5.5. Counterparts; Fax. This Amendment may be separately executed in counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment. This Amendment may be validly executed by facsimile or other electronic transmission.

         THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.


                                 CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP

                                 By: Chesapeake Operating, Inc., its general
                                     partner


                                 By: /s/ MARTHA A. BURGER
                                     -------------------------------------------
                                     Name:  Martha A. Burger
                                     Title: Treasurer & Sr. Vice President
                                            Human Resources


                                 CHESAPEAKE ENERGY CORPORATION



                                 By: /s/ MARTHA A. BURGER
                                     -------------------------------------------
                                     Name:  Martha A. Burger
                                     Title: Treasurer and Sr. Vice President
                                            Human Resources

                                 UNION BANK OF CALIFORNIA, N.A.
                                 Administrative Agent, Collateral Agent, Issuing Lender and Lender



                                 By: /s/ JOHN A CLARK
                                     -------------------------------------------
                                     Name:  John A. Clark
                                     Title: Vice President


                                 By: /s/ SEAN MURPHY
                                     -------------------------------------------
                                     Name: Sean Murphy
                                     Title: Assistant Vice President

BANK OF OKLAHOMA, N.A.


By: /s/ JOHN N. HUFF
    --------------------------------------
    Name:  John N. Huff
    Title: Vice President

BANK OF SCOTLAND


By: /s/ JOSEPH FRATUS
    --------------------------------------
    Name:  Joseph Fratus
    Title: First Vice President

BEAR STEARNS CORPORATE LENDING INC.


By: /s/ KEITH C. BARNISH
    --------------------------------------
    Name:  Keith C. Barnish
    Title: Executive Vice President

BNP PARIBAS


By: /s/ DAVID DODD
    --------------------------------------
    Name:  David Dodd
    Title: Director


By: /s/ BETSY JOCHER
    --------------------------------------
    Name:  Betsy Jocher
    Title: Vice President

COMERICA BANK - TEXAS


By: /s/ PETER L. SEFZIK
    --------------------------------------
    Name:  Peter L. Sefzik
    Title: Assistant Vice President

COMPASS BANK


By: /s/ KATHLEEN J. BOWEN
    --------------------------------------
    Name:  Kathleen J. Bowen
    Title: Vice President

                                 CREDIT AGRICOLE INDOSUEZ


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                 NATEXIS BANQUES POPULAIRES


                                 By: /s/ DONOVAN C. BROUSSARD
                                     -------------------------------------------
                                     Name:  Donovan C. Broussard
                                     Title: Vice President


                                 By: /s/ LOUIS P. LAVILLE, III
                                     -------------------------------------------
                                     Name:  Louis P. Laville, III
                                     Title: Vice President and Group Manager


                                 PNC BANK, NATIONAL ASSOCIATION


                                 By: /s/ DOUG CLARK
                                     -------------------------------------------
                                     Name:  Doug Clark
                                     Title: Vice President

                                 RZB FINANCE LLC


                                 By: /s/ JOHN A. VALISKA
                                     -------------------------------------------
                                     Name:  John A. Valiska
                                     Title: Group Vice President

                                 By: /s/ FRANK J. YAUTZ
                                     -------------------------------------------
                                     Name:  Frank J. Yautz
                                     Title: First Vice President

                                 SUMITOMO MITSUI BANKING CORPORATION


                                 By: /s/ WILLIAM M. GINN
                                     -------------------------------------------
                                     Name:  William M. Ginn
                                     Title: General Manager

                                 TORONTO DOMINION (TEXAS), INC.


                                 By: /s/ ANN S. SLANIS
                                     -------------------------------------------
                                     Name:  Ann S. Slanis
                                     Title: Vice President

                                 WASHINGTON MUTUAL BANK, FA


                                 By: /s/ MARK ISENSEE
                                     -------------------------------------------
                                     Name:  Mark Isensee
                                     Title: Vice President


                                 CREDIT LYONNAIS NEW YORK BRANCH


                                 By:
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                                 Third Amendment


                              CONSENT AND AGREEMENT


         By its execution below, each Guarantor hereby (i) consents to the provisions of this Amendment and the transactions contemplated herein, (ii) ratifies and confirms the Guarantee Agreement dated as of June 11, 2001 made by it for the benefit of Administrative Agent and Lenders (as modified by certain Assumption Agreements) and the other Loan Documents executed pursuant to the Credit Agreement (or any prior amendment or supplement to the Credit Agreement),
(iii) agrees that all of its respective obligations and covenants thereunder shall remain unimpaired by the execution and delivery of this Amendment and the other documents and instruments executed in connection herewith, and (iv) agrees that the Guarantee Agreement and such other Loan Documents shall remain in full force and effect.

CHESAPEAKE ENERGY CORPORATION


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer and Sr. Vice President Human Resources


THE AMES COMPANY, INC.


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CHESAPEAKE ACQUISITION CORPORATION


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer

CHESAPEAKE ENERGY LOUISIANA CORPORATION


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CHESAPEAKE OPERATING, INC.


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer and Sr. Vice President Human Resources


CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
By: CHESAPEAKE OPERATING, INC., its General Partner


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer and Sr. Vice President Human Resources


CHESAPEAKE ROYALTY COMPANY


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CHESAPEAKE-STAGHORN ACQUISITION L .P.
By: CHESAPEAKE OPERATING, INC., its General Partner


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer and Sr. Vice President Human Resources

CHESAPEAKE LOUISIANA, L.P.
By: CHESAPEAKE OPERATING, INC., its General Partner


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer and Sr. Vice President Human Resources


GOTHIC ENERGY CORPORATION


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


GOTHIC PRODUCTION CORPORATION


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


NOMAC DRILLING CORPORATION


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CARMEN ACQUISITION CORP.


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer

SAP ACQUISITION CORP.


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CHESAPEAKE MOUNTAIN FRONT CORP.


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CHESAPEAKE KNAN ACQUISITION CORPORATION


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CHESAPEAKE FOCUS CORP.


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CHESAPEAKE ENO ACQUISITION CORP.


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer

CHESAPEAKE BETA CORP.


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CHESAPEAKE DELTA CORP.


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer


CHESAPEAKE SIGMA, L.P.
By: CHESAPEAKE OPERATING, INC., its General Partner


By: /s/ MARTHA A. BURGER
    ----------------------------------------
    Name:  Martha A. Burger
    Title: Treasurer and Sr. Vice President Human Resources